Sprott

Resource Lending Corp.

CORMARK

SECURITIES INC.

Strictly Private and Confidential April 25, 2013 DRAFT – For Discussion Purposes Only Exhibit (c)(2)

SIL Valuation Methodologies
• Cormark has used the following methodologies, as appropriate, in determining value for SIL:
1. Net asset value (“NAV”) approach
• Uses market values and book values to determine value of primary assets
• Adjusts for net balance sheet assets / liabilities
2. Comparable market trading multiples (“Comparable Trading”) approach
• Uses market trading multiples typically used to value merchant banking companies
– Price / Book
• Trading valuations are influenced significantly by general equity market conditions and do not reflect a premium for control
3. Precedent transaction multiples (“Precedent Transactions”) approach
• Uses multiples derived from precedent transactions where sufficient information is available
– Price / Book
• The Precedent Transactions approach is generally more applicable in the context of an acquisition as they contain an en bloc premium for control
4. Analysis of market trading of SIL Shares
• Evaluating the market trading price of SIL Shares over various time periods
• Consideration given to volume weighted average prices (“VWAP”) over 3 and 1 month periods
DRAFT

NAV Approach – Balance Sheet Summary
• In our financial analysis of SIL, we have principally relied on the following information provided by Management:
– Financial summary of cash, investments, loans, assets and liabilities
– Financial statements for the period ending December 31, 2012
– Discussions with Management and their estimates
SIL Balance Sheet Summary
Source: Sprott Resource Lending
DRAFT
As Reported SIL Management Estimate SIL Management Estimate
December 31, 2012 March 31, 2013 April 18, 2013
$MM $ / Share $MM $ / Share $MM $ / Share
Assets
Cash $17.3 $0.12 $15.4 $0.11 $14.8 $0.10
Short Term Investments $29.7 $0.20 $4.2 $0.03 $4.2 $0.03
Resource Bonds $14.2 $0.10 $11.9 $0.08 $10.4 $0.07
Resource Loans $116.6 $0.79 $145.0 $0.99 $145.2 $0.99
Gold Loan $14.5 $0.10 $12.7 $0.09 $11.3 $0.08
Share Portfolio $2.0 $0.01 $4.0 $0.03 $3.3 $0.02
Warrant Portfolio $2.4 $0.02 $2.5 $0.02 $1.5 $0.01
Loan fees/shares receivable $0.4 $0.00 $0.4 $0.00 $0.0 $0.00
Unamortized Loan Fees & Accrued Interest ($2.4) ($0.02) ($4.7) ($0.03) ($5.9) ($0.04)
Telegraph Shares and Receivable $4.5 $0.03 $4.6 $0.03 $4.6 $0.03
Prepaids $1.6 $0.01 $0.5 $0.00 $0.5 $0.00
Other $0.5 $0.00 $0.4 $0.00 $0.0 $0.00
Real Estate Assets, net $31.5 $0.21 $31.5 $0.21 $31.5 $0.21
Value of Tax Losses --  --  --  --  --  --
Total Assets $232.7 $1.58 $228.4 $1.55 $221.5 $1.51
Liabilities
Accounts Payable and Accruals $7.3 $0.05 $3.9 $0.03 $1.7 $0.01
Deferred Revenue $1.2 $0.01 $0.1 $0.00 $0.1 $0.00
Deferred Income Tax $1.0 $0.01 $1.1 $0.01 $1.1 $0.01
Total Liabilities $9.6 $0.07 $5.1 $0.03 $2.9 $0.02
Net Asset Value $223.1 $1.52 $223.3 $1.52 $218.6 $1.49

NAV Analysis – Resource Bonds
• Below is a summary of the resource bonds held by SIL
– We value these assets at market value and do not assess a premium or discount to their value
Resource Bonds
DRAFT
Value
Issuer Currency Apr. 18, 2013
Colossus - Dexia CAD $2,590,080
Allied Nevada CAD $1,162,500
Hudbay CAD $1,068,904
Taseko CAD $1,030,000
Gran Colombia CAD $982,900
San Gold CAD $590,000
Banro CAD $805,978
Pinetree CAD $770,000
Petroamerica CAD $750,000
Kirkland CAD $380,000
Colossus - Dundee CAD $262,400
Total $10,392,762
Source: Sprott Resource Lending

NAV Analysis – Resource Loans
• Below is a summary of the resource loans held by SIL
– We value these assets at carrying value and do not assess a premium or discount to their value
Resource Loans
DRAFT
Principal O/S Current Value
Issuer Notes Maturity Interest Currency Apr. 25, 2013 Currency Apr. 25, 2013
North American Palladium Ltd. -- 10/04/14 9.3% CAD $25,000,000 CAD $25,000,000
Timmins Gold Corp. Extended 12/31/13 8.0% CAD $17,800,000 CAD $17,800,000
ATNA Resources Ltd. -- 08/31/14 9.0% CAD $17,500,000 CAD $17,500,000
Trevali Mining Corporation -- 08/31/13 11.0% CAD $15,750,000 CAD $15,750,000
Lake Shore Gold Corp. Standby Line 12/31/14 9.8% CAD $12,500,000 CAD $12,500,000
Ivernia Inc. -- 02/28/15 12.0% CAD $10,000,000 CAD $10,000,000
Corsa Coal Corp. -- 06/22/14 10.0% USD $9,500,000 CAD $9,682,780
Rambler Metals & Mining PLC -- 03/29/13 9.3% CAD $7,000,000 CAD $7,000,000
Vista Gold -- 03/28/14 8.0% CAD $7,000,000 CAD $7,000,000
Ram Power, Corp. -- 03/27/18 8.5% CAD $5,500,000 CAD $5,500,000
Kimber Resources Inc. Tranche 1 + 2 06/29/13 12.0% CAD $4,750,000 CAD $4,750,000
Lachlan Star Limited Tranche 1 02/19/14 11.0% CAD $4,750,000 CAD $4,750,000
Starcore International Mines Ltd Extended 10/31/13 11.0% CAD $3,600,000 CAD $3,600,000
Plinian (Mandalay) -- 08/31/13 10.0% CAD $2,500,000 CAD $2,500,000
Oromin Explorations Ltd. Tranche 1 + 2 12/31/13 12.0% CAD $1,800,000 CAD $1,800,000
Total $145,132,780
Source: Sprott Resource Lending; Capital IQ

NAV Analysis – Gold Loan
• Below is a summary of the gold loan held by SIL
– We value this asset using the COMEX gold futures curve in C$
– We use discount rates ranging from 10% to 14% (SIL Management uses 12%)
– We value the gold loan at between $11.6 million to $12.1million
Gold Loan
DRAFT
Assumptions
Maturity 05/31/15
Ounces Remitted Monthly 338
Valuation
Date 4/30/2013 5/31/2013 6/30/2013 7/31/2013 8/31/2013 9/30/2013 10/31/2013 … 5/31/2015
Ounces 338 338 338 338 338 338 338 … 338
Gold Price Per Ounce (CAD) $1,496 $1,498 $1,498 $1,501 $1,501 $1,505 $1,505 … $1,541
Payment $505,746 $506,209 $506,209 $507,466 $507,466 $508,673 $508,673 … $520,943
Present Value @ 10% $12,068,865
Present Value @ 12% $11,848,748
Present Value @ 14% $11,637,868
Source: Sprott Resource Lending, Bloomberg

NAV Analysis – Common Share Portfolio
Common Share Portfolio
• Below is a summary of the common share portfolio held by SIL
– We value these assets at market value and do not assess a premium or discount to their value
DRAFT
Apr. 25, 2013
Issuer Notes Position Price (C$) Value
ATNA Resources Ltd. To be received 675,240 $0.68 $459,163
Ivernia Inc. -- 5,338,982 $0.15 $774,152
Kimber Resources Inc. -- 261,882 $0.20 $52,376
Kimber Resources Inc. Tranche 2 Draw 227,250 $0.20 $45,450
Lachlan Star Limited -- 211,704 $0.31 $65,660
Lake Shore Gold Corp. -- 1,235,714 $0.39 $475,750
Lake Shore Gold Corp. Standby Facility Draw 316,416 $0.39 $121,820
Landdrill International Inc. CCAA 621,350 -- --
Landdrill International Inc. CCAA 500,000 -- --
Oromin Explorations Ltd. -- 375,000 $0.30 $112,500
Ram Power, Corp. December 2012 Interest and PIK Fee 1,038,649 $0.19 $197,343
Ram Power, Corp. January 2013 Interest and Synd Fee 378,049 $0.19 $71,829
Ram Power, Corp. February 2013 Interest and Synd Fee 390,165 $0.19 $74,131
Rambler Metals & Mining PLC Extension shares; to be received 803,374 $0.40 $319,341
Starcore International Mines Ltd -- 789,000 $0.19 $149,910
Starcore International Mines Ltd Amendment Fee 300,000 $0.19 $57,000
Trevali Mining Corporation -- 158,127 $0.73 $115,961
Vista Gold Corp. To be received 88,059 $1.69 $148,991
Total $3,241,379
Source: Sprott Resource Lending; Capital IQ

NAV Analysis – Warrant & Option Portfolio
• Below is a summary of the warrant and option portfolio held by SIL
– We value these assets using the Black-Scholes model
– We use SIL Management’s implied volatility estimates
– We do not assess a premium or discount to their value
Warrant & Option Portfolio
DRAFT
Months to Black Scholes Warrants Intrinsic Total Warrant
Company Expiry Date Expiry Warrant Value FX Rate Held Value Value
African Minerals 02/10/14 9.6 £0.00 1.5742 325,000 $0 $17
African Minerals 02/10/16 33.5 £0.11 1.5742 625,000 $0 $109,378
NA Palladium - Palladium Warrant 10/04/14 17.3 US$137.01 1.0192 8,750 $424,959 $1,221,902
Colossus Minerals Inc. (1) 10/19/16 41.8 C$0.69 1.0000 54,600 $0 $37,674
PetroAmerica Oil 04/19/15 23.8 C$0.10 1.0000 750,000 $63,750 $77,770
Gran Colombia 10/31/17 54.2 US$0.00 1.0192 250,000 $0 $983
Ram Power 03/27/18 59.0 C$0.03 1.0000 5,500,000 $0 $181,914
Total
$488,709 $1,629,639
Source: Sprott Resource Lending; Capital IQ
(1) Warrant is publicly traded; value is last recorded trade

NAV Analysis – Telegraph Shares & Receivable
• During Q3 2012, SIL sold its shares in Viceroy Gold Corp. to Telegraph Gold Inc. (“Telegraph”) in exchange for the following consideration:
– 3,000,000 common shares in Telegraph
– $2,250,000 at the earlier of 3 years following closing or the completion of a feasibility study
– $3,750,000 at the earlier of 6 years following closing or commercial production of the mine
• In determining the fair value range for these assets made the following assumptions:
– Value of common shares is equal to Management’s estimate of $0.50 per share
– Range of discount rates of 14% to 18% on the receivables due to SIL
• Management assumes 16% discount rate
Telegraph Shares & Receivable
DRAFT
Dec. 31, 2012 Mar. 31, 2013 Cormark Value Range
Position Price (C$) Value (C$) Position Price (C$) Value (C$) Low High
Shares 3,000,000 $0.50 $1,500,000 3,000,000 $0.50 $1,500,000 $1,500,000 $1,500,000
Discounted Receivable -- -- $2,982,000 -- -- $3,102,865 $2,906,926 $3,363,799
Total Value $4,482,000 $4,602,865 $4,406,926 $4,863,799
Source: Sprott Resource Lending

NAV Analysis – Real Estate Assets
Real Estate Assets
DRAFT
Appraised Date of SIL Carrying Cormark Value Range
Name Location Description Value Appraisal Value Low High
Willow Beach Osoyoos, BC ~73 acre parcel of waterfront land $8,140,000 Sep. 2011 $6,625,000 $5,962,500 $8,625,000
Squamish Site Squamish, BC ~53 acre parcel of waterfront land $20,525,000 Oct. 2010 $9,050,000 $8,145,000 $11,050,000
Cottonwood Site Osoyoos, BC ~3 acre parcel of waterfront land $3,120,000 Sep. 2011 $2,500,000 $2,250,000 $2,675,000
Medallion Loan Cochrane, AB ~356 land parcel zoned for housing $38,100,000 Oct. 2010 $13,370,574 $12,033,517 $14,625,000
Total $69,885,000 $31,545,574 $28,391,017 $36,975,000
Source: Sprott Resource Lending; Cormark estimates
• Below is a summary of the real estate assets held by SIL
– Each property is currently being marketed by local real estate brokers
– Each acting broker has provided SIL with an estimated range of saleable values for the property based on local market conditions and a desired 6 month closing period
• Cormark notes that the carrying values of each property are significantly less than the appraisal values
• SIL’s carrying values have been estimated using the lower end of the saleable value ranges provided by real estate brokers less closing costs
– Cormark “Low” value range is equal to 90% of the SIL carrying value
– Cormark “High” value range is equal to the higher end of the saleable value ranges provided by the acting brokers less closing costs

Period Used (Years)	Discount Rate 12.5%	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
2	$15.5	$15.1	$14.7	$14.4	$14.1	$13.7	$13.4
4	$13.9	$13.3	$12.7	$12.2	$11.7	$11.3	$10.8
6	$12.5	$11.7	$11.0	$10.4	$9.9	$9.4	$8.9
8	$11.3	$10.4	$9.7	$9.0	$8.5	$7.9	$7.5
10	$10.2	$9.3	$8.6	$7.9	$7.3	$6.8	$6.4
12	$8.5	$7.8	$7.1	$6.6	$6.1	$5.7	$5.3
14	$7.3	$6.7	$6.1	$5.6	$5.2	$4.9	$4.5
16	$6.4	$5.8	$5.4	$4.9	$4.6	$4.3	$4.0
18	$5.7	$5.2	$4.8	$4.4	$4.1	$3.8	$3.5

Period Used (Years)	Discount Rate 12.5%	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
2	$0.11	$0.10	$0.10	$0.10	$0.10	$0.09	$0.09
4	$0.09	$0.09	$0.09	$0.08	$0.08	$0.08	$0.07
6	$0.08	$0.08	$0.08	$0.07	$0.07	$0.06	$0.06
8	$0.08	$0.07	$0.07	$0.06	$0.06	$0.05	$0.05
10	$0.07	$0.06	$0.06	$0.05	$0.05	$0.05	$0.04
12	$0.06	$0.05	$0.05	$0.04	$0.04	$0.04	$0.04
14	$0.05	$0.05	$0.04	$0.04	$0.04	$0.03	$0.03
16	$0.04	$0.04	$0.04	$0.03	$0.03	$0.03	$0.03
18	$0.04	$0.04	$0.03	$0.03	$0.03	$0.03	$0.02

NAV Analysis – Tax Losses
• Below is an estimate of the value of the tax losses held
by SIL based on the following assumptions
– Assumed a 30% tax rate
– Losses are used over a period of 6 – 10 years
– Discount rate of 15% – 25% reflecting the relative
uncertainty of usage
• Based on these assumptions, we estimate the fair value
of the tax losses to be between $6.8 million and $11.7
million
Tax Loss Summary
Tax Loss Sensitivity  – Discounted Value (Millions) Tax Loss Sensitivity  – Discounted Value per SIL Share
DRAFT
Current Non Capital Losses $23,524,000
Estimated New Losses after Sale of RE Assets $35,750,000
Total Non Capital Losses $59,274,000
Assumed Prevailing Tax Rate 30.0%
Total Potential Tax Savings $17,782,200
Source: Sprott Resource Lending; Cormark estimates

NAV Analysis – Consolidated NAV Summary
• Based on our NAV analysis presented on the previous pages, we have selected a NAV range of $1.51 to $1.61 per SIL
Share
Consolidated NAV Summary
DRAFT
As Reported Cormark Value Range
December 31, 2012 Low High
$MM $ / Share $MM $ / Share $MM $ / Share
Assets
Cash $17.3 $0.12 $14.8 $0.10 $14.8 $0.10
Short Term Investments $29.7 $0.20 $4.2 $0.03 $4.2 $0.03
Resource Bonds $14.2 $0.10 $10.4 $0.07 $10.4 $0.07
Resource Loans $116.6 $0.79 $145.1 $0.99 $145.1 $0.99
Gold Loan $14.5 $0.10 $11.6 $0.08 $12.1 $0.08
Share Portfolio $2.0 $0.01 $3.2 $0.02 $3.2 $0.02
Warrant Portfolio $2.4 $0.02 $1.6 $0.01 $1.6 $0.01
Loan fees/shares receivable $0.4 $0.00 $0.0 $0.00 $0.0 $0.00
Unamortized Loan Fees & Accrued Interest ($2.4) ($0.02) ($4.7) ($0.03) ($4.7) ($0.03)
Telegraph Shares and Receivable $4.5 $0.03 $4.4 $0.03 $4.9 $0.03
Prepaids $1.6 $0.01 $0.5 $0.00 $0.5 $0.00
Other $0.5 $0.00 $0.4 $0.00 $0.4 $0.00
Real Estate Assets, net $31.5 $0.21 $28.4 $0.19 $37.0 $0.25
Value of Tax Losses --  --  $6.8 $0.05 $11.7 $0.08
Total Assets $232.7 $1.58 $226.9 $1.54 $241.2 $1.64
Liabilities
Accounts Payable and Accruals $7.3 $0.05 $3.9 $0.03 $3.9 $0.03
Deferred Revenue $1.2 $0.01 $0.1 $0.00 $0.1 $0.00
Deferred Income Tax $1.0 $0.01 $1.1 $0.01 $1.1 $0.01
Total Liabilities $9.6 $0.07 $5.1 $0.03 $5.1 $0.03
Net Asset Value $223.1 $1.52 $221.8 $1.51 $236.2 $1.61
Source: Sprott Resource Lending; Cormark estimates

Comparable Trading Multiples
• Canadian merchant banking comparables currently trade between 0.30x – 0.95x Price / Book
• We have shaded comparables which have a market cap exceeding $100 million
– These comparables currently trade between 0.75x – 0.95x Price / Book
Canadian Merchant Banking Comparables
DRAFT
Share Mkt Cap
Company Price (C$MM) BVPS P / BV Yield
Canadian Merchant Banking Companies
Sprott Resource Corp. $4.39 $450 $4.49 0.98x 10.4%
Clairvest Group Inc. $21.35 $364 $22.41 0.95x 0.5%
Senvest Capital Inc. $87.00 $252 $117.51 0.74x 0.0%
Marret Resource Corp. $4.26 $83 $5.56 0.77x 6.6%
Northfield Capital Corp. $28.50 $76 $40.19 0.71x 0.0%
Pinetree Capital Ltd. $0.46 $65 $1.48 0.31x 0.0%
Aberdeen International Inc. $0.24 $20 $0.86 0.27x 0.0%
Integrated Asset Management Corp. $0.50 $14 $0.58 0.86x 12.0%
Humboldt Capital Corporation Ltd. $1.01 $12 $2.95 0.34x 0.0%
Strategem Capital Corp. $1.50 $8 $2.69 0.56x 0.0%
49 North Resources Inc. $0.23 $4 $2.73 0.08x 0.0%
Average - All 0.60x 2.7%
Median - All 0.71x 0.0%
Average - Market Cap > $100MM 0.89x 3.6%
Median  - Market Cap > $100MM 0.95x 0.5%
Sprott Resource Lending Corp. $1.35 $199 $1.52 0.89x 4.4%
Source: Public filings
Note: Prices are as at 04/25/2013
Dividend
• We have selected a range of 0.85x – 0.95x NAV for our comparable trading analysis

Precedent Transactions
• Cormark has not observed any precedent transactions in which acquirers paid above NAV for merchant bank assets
– Acquirers are likely reluctant to pay a “control premium” for a basket of “non-control” assets
• Market premiums are a function of the relative discount at which a merchant bank trades to its NAV
– For this reason, we do not consider market premiums when determining the fair market value range of SIL
Shares
Based on the type of assets held by SIL and other merchant banks (debt investments, minority equity positions, cash and cash equivalents, etc.), we would not expect an acquirer to pay a premium to NAV
DRAFT

Precedent Transactions (cont.)
Precedent Transaction Multiples
DRAFT
•
• With the exception of the successful bid for C.A. Bancorp, we do not view these transactions as representative of fair market value
– Unsuccessful bids for C.A. Bancorp were considered opportunistic by the board of directors and rejected
– While successful, Allied Capital and Patriot Capital Funding were in financial distress
• As a result of the above, our only useful data point with respect to precedent transactions is the successful C.A.
Bancorp transaction which was completed at 0.94x NAV
– We have selected a range of 0.9x – 1.0x NAV for our precedent transaction analysis
Date Offer Price / Premium to
Announced Status Buyer Target Currency Price NAV NAV Close 20-day VWAP
28-Nov-12 Closed CDJ Global Catalyst LLC C.A. Bancorp, Inc. CAD $3.15 $3.35 0.94x 7.1% 6.8%
13-May-10 Unsuccessful Century Services Inc. C.A. Bancorp, Inc. CAD $1.71 $2.53 0.68x 23.9% 24.7%
3-Dec-09 Unsuccessful Maxam Opportunities Fund LP C.A. Bancorp, Inc. CAD $1.45 $2.54 0.57x 30.6% 42.8%
26-Oct-09 Closed Ares Capital Corporation Allied Capital Corporation USD $3.47 $6.70 0.52x 27.1% 14.9%
3-Aug-09 Closed Prospect Capital Management LLC Patriot Capital Funding, Inc. USD $4.00 $8.13 0.49x 123.5% 148.5%
Average 0.64x 42.5% 47.5%
Median 0.57x 27.1% 24.7%
Source: Public filings
Cormark reviewed a number of research sources for precedent transaction and identified 3 successful transactions and 2 unsuccessful bids involving merchant banking or investment holding companies

Jan. 31, 2013
Max Price: $1.50
Apr. 22, 2013
Min Price: $1.27
Share Price (C$)
Volume (000's)
$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
180
160
140
120
100
80
60
40
20
0
Jan-13
Feb-13
Mar-13
Apr-13

Mar. 27, 2013
Max Price: $1.42
Apr. 22, 2013
Min Price: $1.27
Share Price (C$)
Volume (000's)
$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
180
160
140
120
100
80
60
40
20
0
26-Mar
31-Mar
5-Apr
10-Apr
15-Apr
20-Apr
25-Apr

Market Trading
• Over the past 3 months, SIL Shares have traded
between a high of $1.50 (January 31, 2013) and a low
of $1.27 (April 22, 2013)
TSX Market Trading – Last 3 Months TSX Market Trading – Last Month
• Over the past month, SIL Shares have traded
between a high of $1.42 (March 27, 2013) and a
low of $1.27 (April 22, 2013)
DRAFT

Volume Traded (millions)
Cumulative Trading %

Volume Traded (millions)
Cumulative Trading %

Market Trading
(cont.)
• Over the last 3 months 3.5 million SIL Shares have
traded on the TSX
– VWAP is $1.40 over this period
TSX Trading Histogram – Last 3 Months
• Over the last month 1.5 million SIL Shares have
traded on the TSX
– VWAP is $1.35 over this period
TSX Trading Histogram – Last Month
• In selecting our market trading value range, we have placed greater emphasis on more recent market trading values
– Based on our review of the market trading of SIL Shares, we have selected a market trading range of $1.30 - $1.45
DRAFT
0.3
0.3
1.2
0.8
1.0
8%
15%
48%
72%
100%
0%
20%
40%
60%
80%
100%
120%
0.0
0.2
0.4
0.6
0.8
1.0
1.2
1.4
$1.25-$1.29 $1.30-$1.34 $1.35-$1.39 $1.40-$1.44 $1.45-$1.49
0.3
0.3
0.8
0.2
0.0
19%
36%
89%
100% 100%
0%
20%
40%
60%
80%
100%
120%
0.0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
$1.25-$1.29 $1.30-$1.34 $1.35-$1.39 $1.40-$1.44 $1.45-$1.49

$1.00
$1.10
$1.20
$1.30
$1.40
$1.50
$1.60
$1.70
$1.80
$1.90
$2.00
Net Asset Value
$1.51
$1.61
Precedents
$1.36
$1.61
Comparables
$1.28
$1.52
Market Trading
$1.30
$1.45

SIL Fair Market Value
• Based on our valuation methodologies presented on the previous pages, we have selected a range of $1.45 to $1.55 per
SIL Share as the fair market value
SIL Fair Market Value
DRAFT
Fair Market Value Range
$1.45 – $1.55 per SIL Share

SIL Analyst Summary
• Analyst target prices range from $1.65 to $1.80
Analyst Summary
DRAFT
Firm Analyst Date Rating Comment Target
Cormark Jeff Fenwick 03/04/13 Market Perform
"We have previously been using a 0.9x BVPS multiple on our 2013 forecast to drive our target. However, as SIL begins to build momentum in its resource lending operations alongside the final liquidation of real estate holdings, we expect the company to enjoy a modest valuation increase. As a result, we are raising our valuation multiple to 1.0x 2013 BVPS, which on our updated forecast moves our target to $1.65 from $1.50"
$1.65
M Partners Adam Seanor 03/04/13 Buy
"As the challenging resource and equity markets continue, we expect the lending opportunities for SIL to continue to expand; particularly in the energy space.
Historically, energy companies have had greater access to traditional debt financing leading to a more competitive and lower return market. However as weakness continues more and more companies are expected to be looking for funding alternatives."
$1.80
GMP Stephen Boland 03/01/13 Buy
"We value SIL by applying a 1.1 times multiple to book value which produces our target price of $1.70, a decline from $1.80.  We continue to rate the shares of SIL a
BUY based on the attractive valuation and belief that the strong loan pipeline and difficult equity energy markets will improve the pace of originations."
$1.70
Average $1.73